UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22250	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle
Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)       On November 30, 2006, the Board of Directors (the “Board”) of 3D Systems Corporation (the “Corporation”) elected William J. Tennison, age 56, as an officer of the Corporation serving as Vice President, Controller and Chief Accounting Officer of the Corporation responsible for global financial reporting and budgeting activities.  Mr. Tennison will hold these offices at the pleasure of the Board until a successor is elected and qualified or until his earlier death, resignation or removal.

Mr. Tennison’s business experience includes employment as a Financial Consultant for Sherpa LLC from 2004 until 2006 with responsibility for Sarbanes-Oxley compliance and financial reporting engagements.  From 2002 until 2004, Mr. Tennison served as COO/CFO of The Salem Group, Inc., a privately held business specializing in re-selling mid- and large- frame computers and computer storage equipment.  Prior to that time, he was employed as a Financial Consultant for RHI Management Resources, primarily focused on strategic planning, mergers and acquisitions and Securities and Exchange Commission financial reporting engagements.

There are no arrangements or understandings between Mr. Tennison and any other person pursuant to which he was selected as an officer of the Corporation, and there is no information required to be disclosed with respect to Mr. Tennison pursuant to Item 404(a) of Regulation S-K.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2006, the Board amended and restated the Corporation’s By-Laws to implement current provisions of the Delaware General Corporation Law (the “DGCL”) relating, among other things, to the giving of notices and consents by means of electronic communication and the use of uncertificated shares.  Other amendments include the following:

1.                                                                         An amendment to Section 2.02 of the By-Laws to provide that the annual meeting of the Corporation’s stockholders be held on the third Tuesday in May each year unless otherwise provided by the Board.

2.                                                                         Amendments to provide more flexible procedures for the conduct of meetings of stockholders pursuant to the DGCL.

3.                                                                         An amendment to Section 3.01 of the By-Laws to provide that the Board shall be composed of such number of directors as the Board fixes by resolution from time to time and to make certain other amendments relating to the composition of the Board that are intended to be technical.

4.                                                                         Amendments to clarify the role of the Chairman of the Board of Directors.

5.                                                                         An amendment to Section 5.06 of the By-Laws (previously Section 5.07) to permit a vice president of the Corporation to be designated as general counsel who would serve as chief legal officer.

6.                                                                         An amendment to Section 7.03 of the By-Laws to specify, as is already the case, that the fiscal year of the Corporation shall be the calendar year.

The foregoing is only a summary of the amendments to the By-Laws approved by the Board on November 30, 2006 and is qualified in its entirety by reference to the copy of the Corporation’s By-laws, as amended and restated effective November 30, 2006, attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.                                          Other Events.

On November 30, 2006, the Board of the Corporation amended certain provisions of the Corporation’s Code of Conduct.  These modifications include primarily technical changes to reflect the change in the address of the Corporation’s headquarters as well as related contact information.  Additional provisions were modified to cover additional matters related primarily to the confidentiality of information and other data protection matters.  The foregoing is only a summary of the modifications to the Code of Conduct approved by the Board on November 30, 2006 and is qualified in its entirety by reference to the copy of the Corporation’s Code of Conduct, as amended, attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(d)     Exhibits:

Exhibit Number	Reference
3.1	By-Laws of the Corporation, as amended and restated effective as of November 30, 2006, marked to show changes to the By-Laws as previously in effect
3.2	By-Laws of the Corporation, as amended and restated effective as of November 30, 2006
99.1	Code of Conduct, as amended effective as of November 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: December 1, 2006

/s/ ROBERT M. GRACE, JR.
(Signature)

	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-Laws of the Corporation, as amended and restated effective as of November 30, 2006, marked to show changes to the By-Laws as previously in effect
3.2	By-Laws of the Corporation, as amended and restated effective as of November 30, 2006
99.1	Code of Conduct, as amended effective as of November 30, 2006